Exhibit 99.5

THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

In re:	)	Chapter 11
)
Skinny Nutritional Corp.,	)	Case No. 13-13972 (JKF)
)
Debtor.	)
)

BID PROCEDURES

Skinny Nutritional Corp., debtor and debtor-in-possession (the “Debtor”), has filed a chapter 11 case pending in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the “Bankruptcy Court”) under Case No. 13-13972 (JKF).  By expedited motion dated November 15, 2013 (the “Motion”), the Debtor sought, among other things, approval of the process and procedures set forth below (the “Bid Procedures”) through which it will determine the highest and best offer for the Assets, as defined in the Asset Purchase Agreement (as defined below) (the “Acquired Assets”).  On November 22, 2013, the Bankruptcy Court entered its order approving (the “Bid Procedures Order”), among other things, the Bid Procedures.

On January 14, 2014, as further described in these Bid Procedures, the Motion and the Bid Procedures Order, the Bankruptcy Court shall conduct the Sale Hearing at which the Debtor shall seek entry of the Sale Order authorizing and approving the sale of the Acquired Assets (the “Proposed Sale”) to the Purchaser (defined below) or to one or more other Qualified Bidders (defined below) that the Debtor determines to have made the highest and best offer.

1.           Agreement

On November 15, 2013, the Debtor entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Skinny Nutritional LLC (the “Purchaser”), such Asset Purchase Agreement being deemed a Qualified Bid, pursuant to which the Purchaser proposes to acquire the Acquired Assets.  The transaction contemplated by the Asset Purchase Agreement is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court pursuant to Bankruptcy Code section 363.

2.           Assets to be Sold/Purchase Price

The Debtor shall offer for sale the Acquired Assets.  The purchase price for the Acquired Assets is $1.5 million, adjusted upward or downward pursuant to the terms of the Asset Purchase  Agreement.

3.           Mailing the Auction and Hearing Notice

No later than two (2) business days after the entry of the Bid Procedures Order, the Debtor will cause the Auction and Sale Notice, as defined in the Bid Procedures Order, to be sent by first-class mail, postage prepaid to (i) the Debtor’s top twenty (20) unsecured creditors; (ii) the Office of the United States Attorney for the Eastern District of Pennsylvania; (iii) counsel to the Purchaser; (iv) counsel to Trim Capital LLC; (v) counsel to United Capital Funding Corp.; (vi) all entities known to have asserted any lien, claim, interest or encumbrance in or upon any of the Acquired Assets; (vii) all taxing authorities or recording offices which have a reasonably known interest in the Debtors, including, but not limited to, the Pennsylvania Department of Revenue, the Nevada Department of Taxation and the Internal Revenue Service; (viii) the Environmental Protection Agency; (ix) the state/local environmental agencies in the jurisdictions where the Debtor owns or leases real property; (x) all counter-parties to contracts with the Debtor; (xi) all entities known to have expressed a bona fide interest in acquiring all or portions of the Acquired Assets; (xii) the Office of the United States Trustee for the Eastern District of Pennsylvania; (xiii) the 2002 List; (xiv) the Securities and Exchange Commission; (xv) the parties on the Matrix filed by the Debtor; and (xvi) all of the Debtor’s equity holders (collectively, the “Notice Parties”).

4.           The Bidding Process

Set forth below is the general process to be employed by the Debtor with respect to the proposed Sale of its assets:

(i)	Any person interested in making an offer to purchase the Debtor’s assets shall comply with these procedures.

(ii)	Only Qualified Bids (as defined below) shall be considered by the Debtor.

(iii)
If the Debtor does not receive a Qualified Bid other than the Asset Purchase Agreement prior to the Bid Deadline (as defined below), then the Purchaser’s offer to acquire the Acquired Assets under the Asset Purchase Agreement shall constitute the highest or otherwise best Qualified Bid (the “Successful Bid”).

(iv)
If the Debtor receives a Qualified Bid other than the Asset Purchase Agreement prior to the Bid Deadline, then the Debtor shall select a Qualified Bid as the Successful Bid after the Debtor has conducted an Auction (as defined below) and considered, among other things, the total consideration to be received by its estate as well as other financial and contractual terms relevant to the proposed Sale, including those factors affecting the speed and certainty of consummating the proposed Sale.

(v)
Upon failure to consummate the proposed Sale because of a breach on the part of the Successful Bidder after an Order entered at the Sale Hearing, the Debtor shall be permitted to select the next highest or otherwise best bid to be the Successful Bid and to consummate such transaction without further Order of the Bankruptcy Court.

(vi)
The Good Faith Deposits of the Successful Bidder and the second highest bidder at the Auction (the “Back-Up Bidder”) shall be held in escrow in an interest-bearing account and all Qualified Bids will remain open, notwithstanding Bankruptcy Court approval of a Sale pursuant to the terms of a Successful Bid by a Qualified Bidder, until the earlier of (1) the closing of the Sale of the Acquired Assets, (2) the date that is 30 days after entry of a Sale Order approving a Sale to the Successful Bidder, or (3) the date that is 35 days after the Auction (the “Return Date”).  Skinny Nutritional LLC’s Bid will remain open, notwithstanding Bankruptcy Court approval of a Sale pursuant to the terms of a Successful Bid by a Qualified Bidder other than Skinny Nutritional LLC, for a period of 10 days after the Auction.  On the Return Date, if the Debtor has not completed a Sale to such bidder, the Debtor shall return the Good Faith Deposit of the Back-Up Bidder, with accrued interest.  The Debtor shall return the Good Faith Deposits of all bidders other than the Successful Bidder and the Back-Up Bidder within two (2) business days after the Auction.

5.           Participation Requirements

Unless otherwise ordered by the Bankruptcy Court for cause shown, in order to participate in the Sale process, each person (a “Potential Purchaser”) shall deliver to the Debtor and its investment banker, SSG Capital Advisors, LLC:

(i)	an executed confidentiality agreement in form and substance satisfactory to the Debtor; and

(ii)
financial disclosures acceptable to the Debtor demonstrating such Potential Purchaser’s ability to close the proposed transaction and to provide adequate assurance of future performance to counterparties to any executory contracts and unexpired leases to be assumed and assigned.

A “Qualified Bidder” is (1) the Purchaser, or (2) a Potential Purchaser that delivers the documents described in subparagraphs 5(i) and (ii) above and that the Debtor determines is reasonably likely (based on the availability of financing, experience and other considerations) to submit a bona fide offer and to be able to consummate the proposed Sale if selected as the Successful Bidder.

The Debtor shall determine whether a Potential Purchaser is a Qualified Bidder and shall provide written notice of its determination to such Potential Purchaser and to each then existing Qualified Bidder.

6.           Due Diligence

Subject to the Debtor’s receipt of an executed confidentiality agreement in form and substance satisfactory to it, the Debtor shall afford each Potential Purchaser due diligence access to the Acquired Assets.  The Debtor shall not be obligated to furnish any due diligence information after the Bid Deadline.

7.           Bid Deadline and Requirements

A “Qualified Bid” is (1) the Purchaser’s offer to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, or (2) another Qualified Bidder’s offer to acquire the Acquired Assets if such offer was received prior to the Bid Deadline and if such offer included each of the following (collectively, a “Bid Package”):

(i)
An executed copy of an asset purchase agreement (including schedules and exhibits, the “Modified Asset Purchase Agreement”): (a) marked to reflect changes to the Asset Purchase Agreement (b) irrevocable until the earlier of 30 days after the Auction or two business days after a proposed Sale is consummated and (c) for the purchase of substantially all of the Acquired Assets, with no closing conditions other than those set forth in the Asset Purchase Agreement, in exchange for a cash purchase price that exceeds the Purchase Price (as such term is defined in the Asset Purchase Agreement) by at least $250,000 (representing the initial bid increment plus the combined Break-Up Fee and Expense Reimbursement, the “Minimum Cash Amount”).

(ii)	Financial and other information satisfactory to the Debtor setting forth adequate assurance of future performance under section 365 of the Bankruptcy Code, with respect to any Assumed Contracts.

(iii)
A good faith cash deposit (the “Good Faith Deposit”) in the amount of $150,000 in the form of a wire transfer (or other form acceptable to the Debtor in its sole discretion) payable to such party as the Debtor may determine, which Good Faith Deposit shall be held in escrow by the Debtor pending its use in accordance with these Bid Procedures or the Return Date.

(iv)	A written statement that the bid is not conditioned on (a) obtaining financing or other financing contingencies or (b) the outcome of unperformed due diligence by the bidder.

(v)
If such information is not set forth in the Modified Asset Purchase Agreement, a statement as to whether or not such bidder intends to take an assignment of the LiDestri Agreement and, if not, the consideration to be provided to the Debtor as a result of the resulting LiDestri Liquidated Damages.

(vi)
A written statement identifying any regulatory approval(s) that is required for the bidder’s proposed acquisition of the Acquired Assets and the anticipated time frame for the filing of any requests for such approval(s) and the obtaining of such regulatory approval(s).

In order to be considered, Bid Packages must be received on or before noon, prevailing Eastern Time, on January 8, 2014 (the “Bid Deadline”) and, except as may be instructed otherwise with respect to the Good Faith Deposit, should be delivered to (i)  the Debtor, Skinny Nutritional Corp., 825 Lafayette Road, Bryn Mawr, PA 19010, Attn: Mr. Michael Salaman; and (ii) counsel for the Debtor, Obermayer Rebmann Maxwell & Hippel, LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, Attn: Edmond M. George, Esquire; and (iii) investment banker for the Debtor, SSG Capital Advisors, LLC, 300 Barr Harbor Drive, Suite 420, West Conshohocken, PA 19428: Attn: J. Scott Victor.

After the Bid Deadline, the Debtor, and its advisors (including counsel and investment banker), shall determine which Qualifying Bid represents the then highest or otherwise best value to the Debtor (the “Baseline Bid”).  The determination of which Qualified Bid constitutes the Baseline Bid shall take into account any factors the Debtor reasonably deems relevant to the value of the Qualified Bid to the estate, including, inter alia, the following: (i) the amount and nature of the consideration; (ii) the proposed assumption of any liabilities, if any; (iii) the ability of the Qualified Bidder to close the proposed transaction; (iv) the proposed closing date and the likelihood, extent and impact of any potential delays in closing; (v) any purchase price adjustments; (vi) the impact of the contemplated transaction on any actual or potential litigation; and (vii) the net economic effect of any changes from the Asset Purchase Agreement, if any, contemplated by the proposed transaction documents (collectively, the “Bid Assessment Criteria”).  At least 24 hours prior to the Auction, the Debtor shall distribute copies of the Baseline Bid to each Qualifying Bidder.

8.           Auction

If the Debtor receives a Qualified Bid other than that of the Purchaser and concludes that any such Qualified Bid is a higher and better bid than the Asset Purchase Agreement, the Debtor will conduct an Auction.  The Auction shall take place at the offices of Obermayer Rebmann Maxwell & Hippel, LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA  19103 on January 10, 2014 commencing at 10:00 a.m., prevailing Eastern Time.  Subject to the “Reservation of Rights” set forth below, the Auction shall be governed by the following procedures:

(i)	Only a Qualified Bidder who has submitted a Qualified Bid (including the Purchaser) shall be eligible to attend and participate at the Auction.

(ii)	Each Qualified Bidder shall be required to verbally confirm that it has not engaged in any collusion with respect to the bidding or the proposed Sale.

(iii)	The Auction shall begin with the Baseline Bid (which, as a Qualified Bid, will provide for at least the Minimum Cash Amount) and proceed in minimum additional increments of $50,000.00.

(iv)	Each bid at the Auction must meet each of the criteria of a Qualified Bid, other than the requirement that it be received prior to the Bid Deadline.

(v)	All bids shall be placed on the record, which shall either be transcribed or videotaped, and each bidder shall be informed of the terms of the previous bid.

(vi)
The Auction shall continue until there is only one offer that the Debtor, and its advisors (including counsel and investment banker) determines is the Successful Bid.  In determining which Qualified Bid to select as the Successful Bid, the Debtor, and its advisors (including counsel and investment banker) may consider, among other things, (1) the amount of the purchase price; (2) the form of consideration being offered; (3) the likelihood of the Qualified Bidder’s ability to close a transaction and the timing thereof; and (4) the net benefit to the Debtor’s estate and its creditors.  The Debtor shall present the Successful Bid to the Bankruptcy Court for approval at the Sale Hearing.

(vii)
The Debtor, and its advisors (including counsel and investment banker), in its reasonable discretion, may adopt rules for the Auction at or prior to the Auction that, in its reasonable discretion, will better promote the goals of the Auction and that are consistent with any of the provisions of the Bid Procedures Order; provided, however, that the Debtor may not without the consent of the Purchaser modify (1) the dates set for the Bid Deadline, the Auction or the Sale Hearing; (2) the definition of “Minimum Cash Amount” or the requirements with respect to the Baseline Bid in section 8(iii) above, (3) sections 8(i) or 8(iv) above, or (4) the last sentence of section 8(vi) above.

9.           Bid Protections.  Purchaser is entitled to a Break-Up Fee in the amount of $100,000 and an Expense Reimbursement in the amount of $50,000 (including fees and expenses of counsel) incurred by Purchaser in connection with the negotiation, documentation and implementation of the Asset Purchase Agreement and the transactions contemplated hereby.

10.         Sale Hearing

The Sale Hearing shall take place in the courtroom of Honorable Jean K. FitzSimon in the United States Bankruptcy Court for the Eastern District of Pennsylvania, Robert N.C. Nix Sr. Federal Courthouse, 900 Market Street, Suite 400, Courtroom 3, 2nd Floor, Philadelphia, PA 19107 on January 14, 2014 at 1:00 p.m., prevailing Eastern Time.  With the consent of the Successful Bidder, the Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing or otherwise.  At such Sale Hearing, the Debtor shall present the Successful Bid to the Bankruptcy Court for approval.

11.         Reservation of Rights

In addition to its rights set forth in section 8(vii) above, the Debtor and its advisors (including counsel and investment banker), may modify these Bid Procedures or impose, at or prior to the Auction, additional customary terms and conditions on the proposed Sale of its assets if in its reasonable judgment such modifications would be in the best interest of the Debtor’s estate and promote an open and fair sale process, so long as such modifications and/or additional terms are consistent with the provisions of the Asset Purchase Agreement.